CONSULTANT AGREEMENT



2/2/00



This Agreement states that Terrie Pham shall receive 500,000 warrants for eConnect common stock, which are exercisable at

$0.40 per share until December 31, 2000.  This agreement is in consideration of consulting work performed by Mr. Pham in 1999.





/s/  Thomas S. Hughes                  /s/  Terrie Pham

Thomas S. Hughes                       Terrie Pham

Chairman & CEO, eConnect